                                                                   EXHIBIT 10.24

                            ALLOS THERAPEUTICS, INC.

                             SEVERANCE BENEFIT PLAN

1. INTRODUCTION.

         The Allos Therapeutics, Inc. Severance Benefit Plan (the "Plan") is hereby established effective January 16, 2001. The purpose of the Plan is to provide for the payment of severance benefits to certain eligible employees of Allos Therapeutics, Inc. (the "Company") whose employment with the Company is involuntarily terminated and who suffer a period of unemployment as a result of such involuntary termination. Except as set forth herein with respect to individual separation agreements, this Plan shall supersede any severance benefit plan, policy or practice previously maintained by the Company. This Plan is intended to be a welfare benefit plan described under Section 3(1) of the Employee Retirement Income Security Act of 1974 ("ERISA").

2. ELIGIBILITY FOR BENEFITS.

         (a) GENERAL RULES. Subject to the requirements set forth in this Section, the Company will grant severance benefits under the Plan to Eligible Employees.

              (i) "ELIGIBLE EMPLOYEES" are all full-time employees whose employment with the Company is involuntarily terminated due to a group termination, the closure or reorganization of a facility or operation, a change in ownership, or such other event, but only as the Company specifically identifies such an event in the Severance Benefit Schedule, attached hereto, as a termination of employment subject to the provisions of this Plan.

         The determination as to who are Eligible Employees and whether a termination of employment event for purposes of this Plan has occurred and whether the provisions of this Plan shall apply shall be made by the Company in its sole discretion. For purposes of this Plan, full-time employees include those regular hire employees who are regularly scheduled to work forty (40) hours or more per week. Regular hire employees are those employees who are classified as employees under Section 3121(d) of the Internal Revenue Code, and who are paid on the United States payroll of the Company; provided, however, temporary employees, leased employees, independent contractors, consultants, loaned employees, interns and co-op employees, as classified on the Company's personnel records, are not eligible to receive any benefits under the Plan.

              (ii) In order to be eligible to receive benefits under the Plan, an Eligible Employee must remain on the job until his or her date of termination as scheduled by the Company.

              (iii) In order to be eligible to receive benefits under the Plan, an Eligible Employee must execute a general waiver and release on the form provided by the Company; provided, however, that the Company, in its sole discretion, may, from time to time,


                                       1.

elect to provide a basic level of severance benefits that an Eligible Employee may receive without the execution of such a general waiver and release, and to provide enhanced severance benefits that an Eligible Employee may receive only if the Eligible Employee executes a general waiver and release. All waivers and releases must be on forms provided by the Company.

         (b) EXCEPTIONS. An employee who otherwise is an Eligible Employee will not receive benefits under the Plan in any of the following circumstances:

              (i) The employee has executed an individually negotiated employment contract or agreement with the Company relating to severance benefits that is in effect on his or her termination date. Such employee's severance benefit, if any, shall be governed by the terms of such individually negotiated employment contract or agreement.

              (ii) The employee is involuntarily terminated for any reason other than a reason specified in Section 2(a)(i).

              (iii) The employee voluntarily terminates employment with the Company. Voluntary terminations include, but are not limited to, resignation, retirement, or failure to return from a leave of absence on the scheduled date. Voluntary terminations also include job abandonment and all other voluntary terminations as described in the Employee Handbook in effect at the time of the employee's termination of employment.

              (iv) The employee voluntarily or involuntarily terminates employment with the Company in order to accept employment with another entity that is wholly or partly owned (directly or indirectly) by the Company or the parent or other affiliate of the Company.

              (v) The employee is offered immediate reemployment following a change in ownership of the Company by the successor to the Company in a substantially equal to or greater position at a pay equal to or greater than the employee's pay at the time of such event. For purposes of this provision, "immediate reemployment" means that the employee's employment with the successor to the Company results in uninterrupted employment such that the employee does not suffer a lapse in pay as a result of the change in ownership of the Company.

3. AMOUNT OF BENEFIT.

         (a) Severance benefits payable under this Plan shall be as specified on the attached Severance Benefit Schedule, which shall be determined by the Company and may be amended by the Company from time to time.

         (b) Notwithstanding any other provision of the Plan to the contrary, the total severance payments to any Eligible Employee under this Plan shall not exceed two times the Eligible Employee's annual compensation earned during the calendar year immediately preceding the Eligible Employee's termination of employment (calculated on an annualized basis).

         (c) Notwithstanding any other provision of the Plan to the contrary, any benefits payable to an Eligible Employee under this Plan shall be offset, to the maximum extent


                                       2.

permitted by law, by any severance benefits payable by the Company to such individual under any other arrangement covering the individual.

4. TIME OF PAYMENT AND FORM OF BENEFIT; INDEBTEDNESS.

         (a) The Company reserves the right to determine whether the severance benefits under the Plan will be paid in a single sum or in installments and to choose the timing of such payments, provided, however, that all payments under this Plan will be completed within twenty-four (24) months of an Eligible Employee's termination date. In no event shall payment of any Plan benefit be made prior to the Eligible Employee's termination date.

         (b) If a terminating employee is indebted to the Company at his or her termination date, the Company reserves the right to offset any severance payments under the Plan by the amount of such indebtedness.

5. REEMPLOYMENT.

         In the event of an Eligible Employee's reemployment by the Company, or an affiliate of the Company, during the Severance Period, such Eligible Employee will be required to repay to the Company a prorated portion of the total cash benefits received by the Eligible Employee under this Plan. The prorated portion of such cash benefits that must be repaid by the Eligible Employee is an amount equal to such cash benefits received under this Plan by the Eligible Employee upon his or her termination of employment multiplied by a fraction, the numerator of which is the number of weeks in the Severance Period (as defined in the next paragraph) reduced by the number of weeks between the Eligible Employee's termination of employment date and the Eligible Employee's rehire date, and the denominator of which is the Eligible Employee's Severance Period. In determining the numerator for purposes of such fraction, if the numerator is not a whole number, then the numerator shall be rounded down to the next smallest whole number of weeks.

         For purposes of this Section 5 and Section 8, the Severance Period is the period equal to the number of weeks of severance pay received by the Eligible Employee under this Plan. In the event that the Severance Period includes a fractional week, the Severance Period shall be rounded to the nearest whole number.

6. RIGHT TO INTERPRET PLAN; AMEND AND TERMINATE; OTHER ARRANGEMENTS.

         (a) EXCLUSIVE DISCRETION. The Plan Administrator shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan, and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan, applicability of the Plan to a specific termination of employment event, and amount of benefits paid under the Plan. The rules, interpretations, computations and other actions of the Plan Administrator shall be binding and conclusive on all persons.


                                       3.

         (b) AMENDMENT OR TERMINATION. The Company also reserves the right to amend or discontinue this Plan or the benefits provided hereunder at any time; provided, however, that no such amendment or termination shall affect the right to any unpaid benefit of any Eligible Employee whose termination date has occurred prior to amendment or termination of the Plan. Any action amending or terminating the Plan shall be in writing and executed by the Vice President of Human Resources, the Chief Legal Counsel or the Chief Financial Officer of the Company.

         (c) OTHER SEVERANCE ARRANGEMENTS. The Company reserves the right to make other arrangements regarding severance benefits in special circumstances. The foregoing notwithstanding, in no event shall any individual receive from the Company any severance benefit greater than the benefit provided under Section 3, unless such individual executes, as a condition upon the receipt of such additional benefit, a waiver and release of any and all claims that such individual may have against the Company, on the form provided by the Company.

7. CONTINUATION OF EMPLOYMENT BENEFITS.

         (a) COBRA CONTINUATION. Each Eligible Employee who is enrolled in a health, dental or vision plan sponsored by the Company may be eligible to continue coverage under such health, dental or vision plan (or to convert to an individual policy) pursuant to the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). The Company will notify the individual of any such right to continue health coverage.

         (b) OTHER EMPLOYEE BENEFITS. Unless otherwise specified by the Company in the applicable Severance Benefit Schedule, all non-health benefits (such as life insurance and disability coverage) terminate as of the employee's last day of active, physically present on the job, employment with the Company, as determined by the Company (except to the extent that any conversion privilege is available thereunder).

8. OUTPLACEMENT BENEFITS.

         The Company, in its sole discretion, shall determine from time to time the outplacement benefits, if any, available for Eligible Employees under this Plan.

9. CLAIMS, INQUIRIES, AND APPEALS.

         (a) APPLICATIONS FOR BENEFITS AND INQUIRIES. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing. The Plan Administrator is:

                            Allos Therapeutics, Inc.
                         7000 North Broadway, Suite 400
                                Denver, CO 80221

         (b) DENIAL OF CLAIMS. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must notify the applicant, in writing, of the denial of the application, and of the applicant's right to review the denial. The written notice of denial will be set forth in a manner designed to be understood by the employee, and will include specific


                                       4.

reasons for the denial, specific references to the Plan provision upon which the denial is based, a description of any information or material that the Plan Administrator needs to complete the review and an explanation of the Plan's review procedure.

         This written notice will be given to the employee within 90 days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional 90 days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial 90-day period.

         This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application. If written notice of denial of the application for benefits is not furnished within the specified time, the application shall be deemed to be denied. The applicant will then be permitted to appeal the denial in accordance with the Review Procedure described below.

         (c) REQUEST FOR A REVIEW. Any person (or that person's authorized representative) for whom an application for benefits is denied (or deemed denied), in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within 60 days after the application is denied (or deemed denied). The Plan Administrator will give the applicant (or his or her representative) an opportunity to review pertinent documents in preparing a request for a review. A request for a review shall be in writing and shall be addressed to:

                            Allos Therapeutics, Inc.
                         7000 North Broadway, Suite 400
                               Denver, CO 80221

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The Plan Administrator may require the applicant to submit additional facts, documents or other material as it may find necessary or appropriate in making its review.

         (d) DECISION ON REVIEW. The Plan Administrator will act on each request for review within 60 days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional 60 days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial 60-day period. The Plan Administrator will give prompt, written notice of its decision to the applicant. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will outline, in a manner calculated to be understood by the applicant, the specific Plan provisions upon which the decision is based. If written notice of the Plan Administrator's decision is not given to the applicant within the time prescribed in this Subsection (d), the application will be deemed denied on review.

         (e) RULES AND PROCEDURES. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an


                                       5.

applicant who wishes to submit additional information in connection with an appeal from the denial (or deemed denial) of benefits to do so at the applicant's own expense.

         (f) EXHAUSTION OF REMEDIES. No legal action for benefits under the Plan may be brought until the claimant (i) has submitted a written application for benefits in accordance with the procedures described by subparagraph 9(a) above,
(ii) has been notified by the Plan Administrator that the application is denied (or the application is deemed denied due to the Plan Administrator's failure to act on it within the established time period), (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in subparagraph 9(c) above and (iv) has been notified in writing that the Plan Administrator has denied the appeal (or the appeal is deemed to be denied due to the Plan Administrator's failure to take any action on the claim within the time prescribed by subparagraph 9(d) above).

10. OTHER PLAN INFORMATION.

         (a) EMPLOYER AND PLAN IDENTIFICATION NUMBERS. The Employer Identification Number assigned to the Company (which is the "Plan Sponsor" as that term is used in ERISA) by the Internal Revenue Service is 54-1655029. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is _____.

         (a) ENDING DATE FOR PLAN'S FISCAL YEAR. The date of the end of the fiscal year for the purpose of maintaining the Plan's records is December 31.

         (b) AGENT FOR THE SERVICE OF LEGAL PROCESS. The agent for the service of legal process with respect to the Plan is Allos Therapeutics, Inc., 7000 North Broadway, Suite 400, Denver, CO 80221.

         (c) PLAN SPONSOR AND ADMINISTRATOR. The "Plan Sponsor" and the "Plan Administrator" of the Plan is Allos Therapeutics, Inc., 7000 North Broadway, Suite 400, Denver, CO 80221. The Plan Sponsor's and Plan Administrator's telephone number is (303) 426-6262. The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

11. STATEMENT OF ERISA RIGHTS.

         Participants in this Plan (which is a welfare benefit plan sponsored by E-greetings Network, Inc.) are entitled to certain rights and protections under ERISA. If you are an Eligible Employee, you are considered a participant in the Plan and, under ERISA, you are entitled to:

              (a) Examine, without charge, at the Plan Administrator's office and at other specified locations, such as work sites, all Plan documents and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports;

              (b) Obtain copies of all Plan documents and Plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies;


                                       6.

              (c) Receive a summary of the Plan's annual financial report, in the case of a plan which is required to file an annual financial report with the Department of Labor. (Generally, all pension plans and welfare plans with 100 or more participants must file these annual reports.)

         In addition to creating rights for Plan participants, ERISA imposes duties upon the people responsible for the operation of the employee benefit plan. The people who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries.

         No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA. If your claim for a Plan benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan review and reconsider your claim.

         Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that the Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

         If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about your rights under ERISA, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, DC 20210.

12. NO IMPLIED EMPLOYMENT CONTRACT.

         The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company nor (ii) to interfere with the right of the Company to discharge any employee or other person at any time and for any reason, which right is hereby reserved.

13. LEGAL CONSTRUCTION.

         This Plan is intended to be governed by and shall be construed in accordance with the Employee Retirement Income Security Act of 1974 ("ERISA") and, to the extent not preempted by ERISA, the laws of the State of Colorado.


                                       7.

14. BASIS OF PAYMENTS TO AND FROM PLAN.

         All benefits under the Plan shall be paid by the Company. The Plan shall be unfunded, and benefits hereunder shall be paid only from the general assets of the Company.

15. EXECUTION.

         To record the adoption of the Plan as set forth herein, effective as of January 16, 2001, Allos Therapeutics, Inc. has caused its duly authorized officers to execute the same this 17th day of January, 2001.

                                      ALLOS THERAPEUTICS, INC.



                                      ---------------------------------------
                                      By:

                                      Title:



                                      ---------------------------------------
                                      By:

                                      Title:



                                       8.

EFFECTIVE 1/--/01



                            ALLOS THERAPEUTICS, INC.

                           SEVERANCE BENEFIT SCHEDULE

        FOR EMPLOYEES OF ALLOS THERAPEUTICS, INC. (THE "COMPANY") WHO ARE
                   TERMINATED PURSUANT TO A CHANGE IN CONTROL

This Severance Benefit Schedule (the "Schedule") is made pursuant to the Company's Severance Benefit Plan. The Company reserves the right to establish severance guidelines on an action by action basis. This Schedule may be altered, amended or cancelled at any time in the sole discretion of the Company.

AS A CONDITION TO RECEIVING SEVERANCE BENEFITS, AN ELIGIBLE EMPLOYEE MUST SIGN A GENERAL RELEASE RELEASING THE COMPANY FROM ALL CLAIMS KNOWN OR UNKNOWN THAT EMPLOYEE MAY HAVE AGAINST THE COMPANY. No benefits will be paid until the Company has received a signed general release. The contents of the general release will vary, depending on the state in which the affected employee(s) resides, the age of the employee(s), and whether two or more employees are affected by the same action. Consult with legal for the specific release to be used.

Nothing contained in the Company's Severance Benefit Plan or this Schedule alters or amends employee's status as an at will employee. As an at will employee either the employee or the Company may terminate the employment relationship with or without cause, with or without notice.

The following schedules apply to severance benefits for Eligible Employees of the Company who are terminated pursuant to the terms of the Severance Benefit Plan as part of a Change in Control.

For purposes of this Schedule, Change in Control shall mean (a) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the assets of the Company (other than the transfer of the Company's assets to a majority-owned subsidiary corporation); (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation in which shareholders immediately before the merger or consolidation have, immediately after the merger or consolidation, greater stock voting power); (c) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (other than a reverse merger in which shareholders immediately before the merger have, immediately after the merger, greater stock voting power); or (d) any transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred.

ALL ELIGIBLE EMPLOYEES:

SEVERANCE BENEFIT:

WITHOUT ELIGIBLE EMPLOYEE'S SIGNED RELEASE: Two weeks current base pay (excludes overtime and bonuses) for each 12 months of continuous service with the Company, with a minimum Severance Benefit under this Schedule of two weeks base pay and a maximum total Severance Benefit under this Schedule of 52 weeks base pay. For purposes of this Severance Benefit Schedule, an Eligible Employee with more than 5 but fewer than 12 full months of continuos service with the Company shall be deemed to be in continuos service with the Company for 12 months.

WITH ELIGIBLE EMPLOYEE'S SIGNED RELEASE: An additional three weeks base pay (excludes overtime and bonuses) per $10,000 of annualized current base pay, with a minimum additional Severance Benefit under this Schedule of three weeks base pay and a maximum total Severance Benefit under this Schedule of 52 weeks base pay. For purposes of this Severance Benefit Schedule, an Eligible Employee with more than 5 but fewer than 12 full months of continuos service with the Company shall be deemed to be in continuos service with the Company for 12 months. In addition, notwithstanding anything in an Eligible Employee's option agreement or the Company's option plan to the contrary, the vesting of such Eligible Employee's outstanding options will be accelerated in full.

IF THE ELIGIBLE EMPLOYEE RESIGNS FOR GOOD REASON: For purposes of this schedule, the definition of Eligible Employee shall also include any employee that resigns for Good Reason within 2 months before or 6 months after such Change in Control. For purposes of this Schedule, Good Reason shall mean: (i) any reduction of Eligible Employee's then existing annual salary base or annual bonus target by more than ten percent (10%); (ii) the Eligible Employee is not offered a position that is substantially equal to the employee's position at the time of such Change in Control, unless the Eligible Employee accepts such new position;
(iii) any request that the Eligible Employee relocate to a work site that would increase the Eligible Employee's one-way commute distance by more than thirty-five (35) miles from his then principal residence, unless the Eligible Employee accepts such relocation opportunity.

INSURANCE CONTINUATION BENEFIT: The Company shall pay the premiums of Eligible Employee's group health insurance COBRA continuation coverage, including coverage for eligible dependents, for the period of the Severance Benefit following a Change in Control termination; provided, however, that (a) the Company shall pay premiums for Eligible Employee's eligible dependents only for coverage for which those eligible dependents who were enrolled immediately prior to the Change in Control termination and (b) the Company's obligation to pay such premiums shall cease immediately upon Eligible Employee's eligibility for comparable group health insurance provided by a new employer of Eligible Employee. For purposes of COBRA, the COBRA period will begin upon termination resulting from Change in Control. Any Eligible Employee shall immediately notify the Plan Administrator upon obtaining employment pursuant to which he or she is employed on the average of 30 hours or more each week.

OUTPLACEMENT ASSISTANCE: With a signed release, at the Company's expense, an Eligible Employee will be eligible to participate in an outplacement assistance program to be selected by the Company.


THIS SEVERANCE BENEFIT SCHEDULE IS APPROVED AND EFFECTIVE AS OF THE EFFECTIVE DATE SET FORTH BELOW.

ALLOS THERAPEUTICS, INC.



BY:
   --------------------------------

ITS:
    -------------------------------

DATE:
     ------------------------------

Effective Date:
               --------------------